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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July  2, 2007

                              MYMETICS CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                     000-25132                  25-1741849
(State of other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)

               14, rue de la Colombiere
                1260 Nyon, Switzerland                                NA
       (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code: +011 41 22 363 13 10


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     The Registrant ("Mymetics"), through its Board of Directors to fill a vacancy, elected as its fourth member Dr. Thomas Staehelin. Dr. Staehelin became a member of Mymetics Board of Directors effective July 2, 2007. Dr. Staehelin is Senior Managing Partner of Fromer, Schultheiss and Staehelin, a law firm located in Basel, Switzerland. Dr. Staehelin focuses primarily on corporate and tax law. Dr. Staehelin has served as a member of this law firm since 1975. Dr. Staehelin also serves on the boards of various Swiss companies and is Chairman of the Chamber of Commerce of the Basel region. In addition, Dr. Staehelin is Managing Director of the "Swiss Association of privately held Swiss Companies" and is a member of the Board of "economiesuisse," The Swiss Business Federation. Dr. Staehelin received his Ph.D. degree in Law from the University of Basel. He formerly served as a member of the cantonal parliament of Basel. Dr. Staehelin has invested in Mymetics through purchases of its common stock in an amount of $455,000 in four separate purchases commencing June 2006 through January 2007.

ITEM 8.01 OTHER EVENTS.

     Mymetics issued a press release dated June 28, 2007 announcing the election of Dr. Staehelin to Mymetics' Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

         99.1 Press Release



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: July 3, 2007                            MYMETICS CORPORATION



                                              By: /s/ Ernst Luebke
                                                  -----------------------------
                                                  Ernst Luebke
                                                  Chief Financial Officer


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